Exhibit 99.1

2012 NuStar Bank Meeting November 7, 2012 2013 UBS MLP One-on-One Conference January 15th & 16th 2013 Morgan Stanley Eagle Ford Shale Summit April 4, 2013

2 Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements as defined by federal securities law. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s respective annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on NuStar’s websites at www.nustarenergy.com and www.nustargpholdings.com. We use non-generally accepted accounting principles (“non-GAAP”) financial measures in this presentation, and our reconciliations of non-GAAP financial measures to our GAAP financial statements are located in the appendix to this presentation. These non-GAAP measures should not be considered an alternative to GAAP financial measures. Forward Looking Statements

3 To Date NuStar Has Completed Four Internal Growth Projects in the Eagle Ford Shale Region NuStar was one of the first to transport Eagle Ford Shale region crude oil via pipeline Four completed projects include: Reactivation of Pettus to Corpus Christi pipeline Reversal of 8-inch Corpus to Three Rivers refined products pipeline Connection of 16-inch Corpus to Three Rivers crude oil pipeline to 12-inch TexStar crude oil pipeline system Construction of a new 12-inch crude oil pipeline Total capital spent to date around $150 million Expected to generate EBITDA of around $30 million per year Throughput capacity of projects approximately 335 thousand BPD 1 – Please see slide 16 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 1

NuStar Overview 4 Reactivation of Pettus to Corpus Christi Pipeline Entered to a pipeline connection and capacity lease agreement with Koch Pipeline NuStar reactivated a 60-mile pipeline that had been idle since November 2005 Project connected our existing Pettus, Texas to Corpus Christi pipeline segment to Koch’s existing pipeline Koch Pipeline agreement for 30 thousand BPD Pipeline capacity around 40 thousand BPD Placed in-service July 2011

NuStar Overview 5 Reversal of Corpus to Three Rivers 8” Pipeline Pipeline historically moved refined products from Valero’s Corpus Christi refinery to the Three Rivers area Reversed and placed in crude oil service to supply Valero’s Corpus Christi refinery in September 2011 Currently moves barrels from Corpus Christi to Valero’s Three Rivers refinery

NuStar Overview 6 Connection of 16” Corpus to Three Rivers Pipeline to TexStar Pipeline System TexStar Midstream services constructed a 65-mile, 12-inch pipeline that can transport 100 thousand BPD of crude and condensate from Frio County, TX to Three Rivers, TX TexStar pipeline is interconnected to a new storage facility constructed at Three Rivers, TX by NuStar Storage facility comprised of three 200 thousand barrel storage tanks Storage facility connected to NuStar’s existing 16-inch pipeline that can transport 180 to 200 thousand BPD to NuStar’s Corpus Christi North Beach storage terminal Connection and storage facility completed in 4th quarter 2012

NuStar Overview 7 Construction of New 12” Crude Oil Pipeline Completed construction of 55-mile 12” crude oil pipeline to be utilized by Valero in the 4th quarter of 2012 Pipeline can be utilized to supply crude to Valero’s Corpus Christi or Three Rivers refineries

NuStar Overview 8 Four Projects Completed in the Eagle Ford Shale Region to Date Pettus South Pipeline Reactivation Project for Koch Pipeline TexStar Midstream (now NuStar Energy) Pipeline New 12” Pipeline Constructed for Valero Existing NuStar Pipeline Reversals NuStar’s Oakville Terminal THREE RIVERS REFINERY OAKVILLE PETTUS NORTH BEACH Valero West Plant CORPUS CHRISTI 8” 16” 12” 10” Koch Mayo Sta. 16” 8”

9 In Mid-November 2012 Signed an Agreement with ConocoPhillips to Further Expand Capacity in Eagle Ford Shale Region NuStar will construct a 100 thousand barrel terminal facility, truck offloading facilities and a pipeline connection to NuStar’s existing 12” Pettus line 12” Pettus line will connect to NuStar’s Three Rivers to Corpus 16” line giving ConocoPhillips the ability to move Eagle Ford production to Corpus Christi Capacity of 12” Pettus line 100 thousand BPD Agreement provides ConocoPhillips with 30 to 60 thousand BPD of shipping capacity Projected completion in the 4th quarter of 2013 10-year take or pay agreement supports this project Dock expansion at Corpus Christi North Beach Terminal will give ConocoPhillips and other customers more options to move Eagle Ford crude Projected completion in the 1st quarter of 2014 Total NuStar spending should be $120 to $140 million Should generate about $15 million of annual EBITDA Small benefit in 2013 but majority in 2014 and thereafter 1 – Please see slide 16 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 1

NuStar Overview 10 NuStar Pipeline Systems to be Utilized by ConocoPhillips New NuStar Pipeline NuStar Three Rivers to Corpus Pipeline NuStar’s Oakville Terminal New NuStar Terminal Underutilized Existing NuStar Pettus Pipeline PAWNEE PETTUS 12” line OAKVILLE 16” line NuStar Pipeline NORTH BEACH

NuStar

During December 2012 Crude Oil Pipeline Acquisition from TexStar allows NuStar to become One of the Largest Players in the Eagle Ford Shale Region

- In December 2012, almost simultaneously with the completion of the connection of 16" Corpus to Three Rivers Pipeline to TexStar Pipeline system, NuStar acquired TexStar's 140 - miles of crude oil transmission and gathering lines as well as five storage terminals for $325 million

- Further integrates NuStar with producers and marketers of Eagle Ford Shale region crude oil
  - Provides NuStar with access to dedicated production acreage

- Provides Eagle Ford Shale region crude oil producers the ability to move production to Corpus Christi
  - Crude oil producers also have access to NuStar's Corpus Christi storage and dock space that can be utilized for shipments to other markets

- Currently shipping around 80 thousand BPD on this line
  - Throughputs should increase to around 100 thousand BPD by the end of 2013

- Acquisition expected to provide $10 to $30 million[1] of EBITDA in 2013.
  - EBITDA should increase to $50 to $70 million[1] by 2015

1 – Please see slide 16 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

11

NuStar Overview 12 New Eagle Ford Shale Region Crude Oil System after TexStar Acquistion

NuStar Overview 13 TexStar NGL Asset Acquisition Update NuStar was also attempting to acquire some Eagle Ford Shale region NGL assets from TexStar by the end of the 1st quarter of 2013 TexStar delivered a letter to NuStar on February 18, 2013 that purports to terminate the rights of the parties to proceed to a closing on NuStar’s acquisition of the natural gas liquids pipeline and fractionation assets On February 21, 2013 NuStar notified TexStar that we do not believe TexStar has the legal right to terminate the asset purchase agreement NuStar continues to evaluated its legal options We do not expect that a termination would have a material adverse impact on our results of operations

14 Current NuStar Eagle Ford Presence NTD: Total system capacity around 435 thousand BPD Throughputs should be around 200 thousand BPD by end of 2013

Appendix 15

NuStar Overview 16 Reconciliation of Non-GAAP Financial Information (Unaudited, Dollars in Thousands) Completed Eagle Ford Expansion Projects ConocoPhillips Eagle Ford Project Projected annual operating income range $ 26,000 - 25,000 $ 12,000 - 10,000 Plus projected annual depreciation and amortization expense range 4,000 - 5,000 3,000 - 5,000 Projected annual EBITDA 30,000 $ 15,000 $ Year Ended Year Ended December 31, 2013 December 31, 2015 Projected operating income range $ 1,000 - 19,000 $ 35,000 - 52,000 Plus projected depreciation and amortization expense range 9,000 - 11,000 15,000 - 18,000 Projected EBITDA range $ 10,000 - 30,000 $ 50,000 - 70,000 The following are reconciliations of projected annual operating income to projected annual EBITDA for certain projects related to our internal growth program: The following is a reconciliation of projected operating income to projected EBITDA for the TexStar Asset Acquisition: NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles. EBITDA in the following reconciliations relate to projects within our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.